Exhibit 99.1

Thrasys, Inc., a Subsidiary of Debtor UpHealth Holdings, Inc., Files Voluntary Reorganization Under Chapter 11 of the U.S. Bankruptcy Code

Parent UpHealth, Inc. and its Direct and Indirect Subsidiaries, Cloudbreak Health, LLC and TTC Healthcare, Inc., Have NOT Filed for Chapter 11 Protection and are Operating in the Normal Course of Business

Thrasys’ Voluntary Reorganization Will Be Consolidated with the September 19, 2023 Chapter 11 Filing of UpHealth Holdings

DELRAY BEACH, Fla., Oct. 20, 2023 (GLOBE NEWSWIRE) – UpHealth, Inc. (“UpHealth,” the “Company”) (NYSE: UPH), a global digital health company delivering technology platforms, infrastructure, and services to modernize care delivery and health management, today announced Thrasys, Inc. and its sole subsidiary Comprehensive Care Alliance LLC, which has no operations, (collectively, “Thrasys”) filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

Thrasys is a subsidiary of UpHealth Holdings, Inc. (“Holdings”), the subsidiary of UpHealth that filed for Chapter 11 protection on September 19, 2023 in the Bankruptcy Court. Holdings’ Chapter 11 filing followed the September 14, 2023 decision by a trial court in New York to grant summary judgment in favor of Needham & Company LLC (“the Needham decision”) in a lawsuit unrelated to the Company’s operations.

UpHealth (NYSE: UPH) and its direct and indirect subsidiaries, Cloudbreak Health, LLC and TTC Healthcare, Inc., respectively, have not filed for Chapter 11 protection and are operating in the normal course of business.

Martin Beck, Chief Executive Officer of UpHealth, stated, “As we continue to seek a fair resolution of the Needham decision, we determined that placing Thrasys into Chapter 11 is the best course of action to ensure its immediate cash needs are met. Thrasys remains committed to providing service to customers to continue to manage the health of their patients through Thrasys’ comprehensive integrated care technology platform. As we work to restructure our financials and preserve stakeholder value, we continue to focus on our mission of enabling high quality, affordable and accessible healthcare for all.”

The Company also announced that Behavioral Health Services, LLC, as well as the subsidiaries of Behavioral Health Services (collectively, “BHS”), filed for Chapter 11 protection. As previously disclosed, the Company discontinued operations of BHS earlier this year.

Holdings, Thrasys and BHS have filed a motion with the Bankruptcy Court seeking to jointly administer their Chapter 11 cases under the caption In re UpHealth Holdings, Inc., Case No. 23 11476. Holdings, Thrasys and BHS have filed a number of customary first day motions that, once approved, will allow these entities to continue to operate in the normal course of business without interruption to their customers, vendors and employees. The Company expects to receive Bankruptcy Court approval for these requests and intends to pay vendors in full for all goods received and services provided after the filing date.

DLA Piper is serving as legal counsel to UpHealth and its subsidiaries.

About UpHealth

UpHealth is a global digital health company that delivers digital-first technology, infrastructure, and services to dramatically improve how healthcare is delivered and managed. The UpHealth platform creates digitally enabled “care communities” that improve access and achieve better patient outcomes at lower cost, through digital health solutions and interoperability tools that serve patients wherever they are, in their native language. UpHealth’s clients include health plans, healthcare providers and community-based organizations. For more information, please visit https://uphealthinc.com and follow at UpHealth Inc on LinkedIn.

About Thrasys

Thrasys provides a comprehensive technology platform to manage health for individuals and populations with complex medical, behavioral health, and social needs. Thrasys’ customers are health systems, health plans, physician groups, pharmacy benefits managers, county and community organizations launching integrated care programs to coordinate services, improve outcomes and reduce costs. Thrasys, Inc., comprises the Integrated Care Management segment of UpHealth, Inc.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, the Ch. 11 bankruptcy process and the operations of UpHealth and its subsidiaries with UpHealth Holdings, Thrasys and BHS under the protection of the Bankruptcy Court, the prospects for an appeal of the summary judgment issued in favor of Needham, the projected operation and financial performance of UpHealth and its various subsidiaries, whether or not subject to bankruptcy protection, its product offerings and developments and reception of its product by customers, and UpHealth’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future revenue and the business plans of UpHealth’s management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of UpHealth considering their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on UpHealth as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting UpHealth will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the ability of UpHealth to service or otherwise pay its debt obligations, the mix of services utilized by UpHealth’s customers and such customers’ needs for these services, market acceptance of new service offerings, the ability of UpHealth to expand what it does for existing customers as well as to add new customers, uncertainty with respect to how the ICA or the Indian courts shall decide various matters that are before them or that the Glocal Board will act in compliance with their fiduciary duties to their shareholders, that UpHealth will have sufficient capital to operate as anticipated, and the impact that the novel coronavirus and the illness, COVID-19, that it causes, as well as government responses to deal with the spread of this illness and the reopening of economies that have been closed as part of these responses, may have on UpHealth’s operations, the demand for UpHealth’s products, global supply chains and economic activity in general. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. UpHealth undertakes no obligation to update or revise any forward-looking statements, whether because of new information, future events, or otherwise, except as may be required under applicable securities laws.

Contacts:

Investors Relations:

Shannon Devine (MZ North America)

Managing Director

203-741-8811

UPH@mzgroup.us